                                                                    EXHIBIT 99.1

--------------------------------------------------------------------------------

                                                                           PROXY

                      NORTH CAROLINA MOTOR SPEEDWAY, INC.
                      SPECIAL MEETING -- OCTOBER 27, 1997

     The undersigned appoints JO DEWITT WILSON, WALTER P. CZARNECKI and ROBERT
H. KURNICK, JR. and each of them, as proxies, each with the power to appoint his substitute, to represent and vote as designated below, all shares of the undersigned at the Special Meeting of Shareholders of North Carolina Motor Speedway, Inc. at the offices of NCMS, 2152 North US 1 Highway, Rockingham, North Carolina 28380, at 10:00 a.m., local time, on October 27, 1997 and at any adjournment or postponement thereof.

     The Board of Directors recommends votes FOR:

     Approval and adoption of the Agreement and Plan of Merger, dated as of August 5, 1997, among Penske Motorsports, Inc., Penske Acquisition, Inc. and North Carolina Motor Speedway, Inc., and the transactions contemplated thereby.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

     In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

                                          DATE , 1997

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------
                                          Please date and sign above exactly as
                                          same appears indicating, if
                                          appropriate, official position or
                                          representative capacity. If stock is
                                          held in joint tenancy, each joint
                                          owner should sign.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ABOVE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTH CAROLINA MOTOR SPEEDWAY, INC.
--------------------------------------------------------------------------------